Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2014, except for note 15(b), which was dated April 28, 2014 relating to the financial statements of Tuniu Corporation (the “Company”), which appears in the Company’s final prospectus dated on May 8, 2014 for the Company’s public offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

August 13, 2014